UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          October 25, 2018

     CERES TACTICAL SYSTEMATIC L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-50718 (Commission File Number)	13-4224248 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                 (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement
The Registrant, Ceres Managed Futures LLC (the “General Partner”), ISAM (USA) LLC (“ISAM USA”), ISAM Funds (UK) Limited (“ISAM Funds” and together with the Registrant, the General Partner and ISAM USA, the “Continuing Parties”) and International Standard Asset Management (“ISAM”) were each party to an amended and restated management agreement dated November 1, 2017, pursuant to which ISAM agreed to render and implement advisory services to the Registrant (the “Management Agreement”).  The Continuing Parties, ISAM and ISAM Systematic Management (“ISAM SM”) have entered into a novation agreement dated October 25, 2018 and effective November 1, 2018 (the “Novation Agreement”).  The Novation Agreement transfers all rights and obligations of ISAM under the Management Agreement to ISAM SM.  In all other respects the Management Agreement remains unchanged and of full force and effect.
A copy of the Novation Agreement is filed herewith as Exhibit 10.1.

Item 9.01          Financial Statements and Exhibits
(d)          Exhibits.
The following exhibits are filed herewith.
Exhibit No.	Description
10.1	Novation Agreement by and among the Continuing Parties, ISAM and ISAM SM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES TACTICAL SYSTEMATIC L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  October 31, 2018